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                                                                  EXHIBIT 10.119

CORAM HEALTHCARE                                     1675 Broadway
                                                     Suite 900
                                                     Denver, Colorado 80202
                                                     303.292.4973 / 800 CORAM WC
                                                     303.298.0043 FAX
                                                     www.coramhc.com


April 2, 2004

Rosalee Satterthwaite
National Accounts Manager
Baxter Healthcare Corporation
1627 Lake Cook Road
Deerfield, Illinois 60015

Re:  Mutual Waiver of Damages

Dear Ms. Satterthwaite:

The purpose of this letter is to confirm the agreement of Baxter Healthcare Corporation ("Baxter") and Coram, Inc. ("Coram") that, as of the date written below, each of Baxter and Coram expressly waive any claim of antecedent breach for claims for monetary damages, liquidated or otherwise, arising out of the other party's breach of the Product Volume Commitment Agreement dated December 19, 2001 by and between Baxter and Coram, as amended by the First Amendment to Hemophilia Product Volume Commitment Agreement dated December 13, 2002 and the Second Amendment to Hemophilia Product Volume Commitment Agreement dated September 24, 2003 and the Extension of Pricing Terms dated March 31, 2004.

Please acknowledge Baxter's agreement to this mutual Waiver of Damages by having an authorized representative of Baxter execute this letter in the space marked below and return it to Coram, Inc. at the address listed above.

Sincerely,

CORAM, INC.

By: /s/ SCOTT R. DANITZ
    --------------------------------------
    Scott R. Danitz, SRVP, CFO & Treasurer


Accepted and agreed to this 5th day of April 2004:

BAXTER HEALTHCARE CORPORATION

By:  /s/ PETER O'MALLEY
     -------------------------------------
Its: VP/GM
     -------------------------------------